              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Experts" and to the use of our report dated November 6, 1998 in Post-Effective Amendment No. 1 of the Registration Statement on Form S-3 and related Prospectus of Sonic Foundry, Inc. for the registration of 200,000 Representatives' Warrants, 100,000 Redeemable Warrants and 1,145,312 Public Warrants.

                                             /s/ Ernst & Young LLP
                                             ---------------------
                                             ERNST & YOUNG LLP

Milwaukee, Wisconsin
October 22, 1999